Exhibit 5.6

April 12, 2017

Quorum Health Corporation

1573 Mallory Lane

Brentwood, Tennessee 37027

Ladies and Gentlemen:

We have acted as special counsel in the State of Ohio and the Commonwealth of Kentucky (collectively, the “States”) to Quorum Health Corporation, a Delaware corporation, (the “Company”) and the Guarantors (as defined below), each respectively organized and existing under the laws of the states listed on Schedule I, in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange of up to $400,000,000 aggregate principal amount of the Company’s 11.625% senior notes due 2023 (the “Exchange Notes”) that are to be general senior unsecured obligations of the Company and unconditionally guaranteed on a senior unsecured basis by certain of the Company’s current and future domestic subsidiaries, including the entities set forth on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to herein as the “Guarantors”). The Exchange Notes are to be issued pursuant to an indenture (the “Original Indenture”), dated as of April 22, 2016, by and between the Company and Regions Bank (the “Trustee”), and as supplemented by the first Supplemental Indenture, dated as of April 29, 2016, by certain of the guarantors and acknowledged by the Trustee and the Company (the “First Supplemental Indenture”) and the second Supplemental Indenture, dated as of December 28, 2016 by QHCCS, LLC and acknowledged by the Trustee and the Company (the “Second Supplemental Indenture,” and together with the Original Indenture and First Supplemental Indenture, the “Indenture”).

The Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 11.625% senior notes due 2023 in accordance with the terms of a Registration Rights Agreement, dated as of April 22, 2016, by and among the Company and Credit Suisse Securities (USA) LLC (“Credit Suisse”), each as representative of the parties named therein as the Initial Purchasers (the “Original Registration Rights Agreement”), the related Registration Rights Joinder, dated as of April 29, 2016, by and among the Company, the guarantors party thereto, and Credit Suisse (the “First Joinder”) and the related Registration Rights Joinder, dated as of December 28, 2016, by and among the Company, QHCCS, LLC as guarantor, and Credit Suisse (the “Second Joinder”, and together with the Original Registration Rights Agreement and the First Joinder, the “Registration Rights Agreement”).

In rendering our opinions herein, we have relied with respect to factual matters, upon the Officers’ Certificate (defined below), and certificates of public officials referred to below. In addition thereto, we have reviewed and relied upon originals or copies (certified or otherwise identified to our satisfaction) such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the following:

(i) the articles of incorporation and bylaws for each Guarantor;

(ii) Action by Written Consent in Lieu of a Meeting of the Boards of the Guarantors, dated April 29, 2016 (the “Consent”);

(iii) the certificate with respect to various factual matters signed by an officer of each of the Guarantors and dated the date of this opinion (the “Officers’ Certificate”);

April 12, 2017

(iv) Certificate of Good Standing of QHG of Massillon, Inc. (the “Ohio Entity”) dated February 20, 2017 (“Certificate of Good Standing”);

(v) Certificate of Existence for each of Hospital of Louisa, Inc. (“Louisa”) and Jackson Hospital Corporation (“Jackson” together with Louisa, collectively, the “Kentucky Entities”) each dated February 20, 2017 (each a “Certificate of Existence”);

(vi) the Registration Rights Agreement;

(vii) the Indenture;

(viii) the form of Exchange Notes;

(ix) the Registration Statement; and

(x) the prospectus contained within the Registration Statement (the “Prospectus”).

In rendering the opinion set forth above, we have further assumed, without independent investigation, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, the authenticity of the originals of such latter documents, that persons purporting to act on behalf of any Guarantor occupy the position which they purport to occupy and that facts recited in any of such documents are true and correct, and that there are no other agreements or understandings that would, in any case, define, supplement or qualify any of the documents listed above. In our review and in preparing and rendering this opinion, we have found no reason to believe that any of such stated facts upon which we have relied in rendering this opinion are not correct.

Subject to the assumptions, exceptions and limitations hereinabove and hereinafter stated, it is our opinion that:

(1) Based solely on the Certificate of Good Standing, the Ohio Entity is validly existing and in good standing under the laws of the State of Ohio.

(2) Based solely on each respective Certificate of Existence of each of the Kentucky Entities, each of the Kentucky Entities is validly existing and in good standing under the laws of the Commonwealth of Kentucky. For purposes of the foregoing opinion in this paragraph (2), the term “good standing” means that each of the Kentucky Entities has paid all fees and penalties owed to the Secretary of State of Kentucky; that Articles of Dissolution have not been filed for either of the Kentucky Entities; and that the most recent annual report for each of the Kentucky Entities required by KRS 14A.6-010 has been delivered to the Secretary of State of Kentucky.

(3) Each Guarantor has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture, including its guarantee of the Exchange Notes.

(4) The execution and delivery by each Guarantor of the Indenture and the performance of its obligations thereunder, including guaranteeing the Exchange Notes in accordance with the provisions of the Indenture, (a) have been duly authorized by all requisite action of the part of such Guarantor and (b) do not violate the organizational documents of such Guarantor.

This opinion is limited to the matters expressly set forth above, and no opinion is implied or may be inferred beyond the matters expressly so stated. We assume no obligation to advise you of any future changes in the facts or law relating to the matters covered by this opinion.

April 12, 2017

Our opinions above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) the exercise of judicial discretion in accordance with principles of equity and (iv) an implied covenant of good faith and fair dealing.

We are members of the respective Bar of each of the States, and we do not express any opinion herein concerning any law other than generally applicable laws of the States.

This opinion is rendered as of the date of this letter, and we express no opinion as to circumstances or events which may occur subsequent to such date. This opinion is rendered to you in connection with the transactions described above. This opinion has been rendered solely for your benefit in connection with transaction referred herein and the contents hereof are not to be quoted or delivered to any other person or entity, and no such person or entity shall be allowed to rely thereon without the prior written consent of this firm.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

BINGHAM GREENEBAUM DOLL LLP

/s/ Bingham Greenbaum Doll LLP

Schedule I

Guarantors

Name of Guarantor	State of Incorporation
Hospital of Louisa, Inc.	Kentucky
Jackson Hospital Corporation	Kentucky
QHG of Massillon, Inc.	Ohio